Exhibit 99.1
Investor Relations Contact
Jennifer Hills
469-621-6496
jennifer.hills@ehab.com

Media Contact
Erin Volbeda
214.239.6520
Erin.Volbeda@ehab.com

Enhabit Reports Second Quarter Financial Results
Company to host a conference call tomorrow, Aug. 2, 2022 at 11 AM EDT
DALLAS, TX – Aug. 1, 2022 – Enhabit Home Health & Hospice (NYSE: EHAB), a leading home health and hospice care provider, today reported its results of operations for the second quarter ended June 30, 2022.
“It has been a very busy and rewarding quarter as we worked hard in preparation of becoming an independent, publicly traded company on July 1,” Enhabit’s President and Chief Executive Officer, Barb Jacobsmeyer said. “During the quarter, we continued to build and strengthen our team for the long-term as we addressed the ongoing challenging operating environment for the healthcare industry. Despite labor challenges and inflation, we saw momentum in our recruiting and retention efforts that will help us meet the growing demand for our services. We remain focused on providing high-quality, compassionate care to our patients that will ultimately drive long-term value for all of our stakeholders."

QUARTERLY PERFORMANCE - CONSOLIDATED
Consolidated second quarter 2022 results were impacted by the continued shift to non-episodic payor mix in the home health segment, the partial resumption of sequestration and higher cost of services related to labor, mileage reimbursement and fleet costs.

•Net service revenue of $268.0 million, declined 6.3% from Q2’21
•Net income of $20.1 million, down 37.8% from Q2’21
•Adjusted EBITDA of $40.3 million, down 30.3% from Q2’21
•Earnings per diluted share of $0.41
•Adjusted earnings per diluted share of $0.47

RECENT COMPANY HIGHLIGHTS
•Completed the spin-off from Encompass Health on July 1, 2022 to become an independent publicly traded company on the NYSE under the ticker ”EHAB”
•Continued to drive strong growth in Medicare Advantage admissions, with non-episodic admissions up 21.5% year over year
•Began experiencing positive growth trends in hospice admissions late in the second quarter
•Entered into a five-year, $350 million revolving credit facility and $400 million term loan A
•Opened a de novo hospice location in Temple, Texas in May 2022; year-to-date total of three de novo hospice locations
FINANCIAL RESULTS
Consolidated

	Q2				'22 vs. '21
($ in millions, except per share data)	2022		2021
Home health net service revenue	$220.2		$232.3		(5.2)%
Hospice net service revenue	47.8		53.8		(11.2)%
Total net service revenue	$268.0		$286.1		(6.3)%

	% of Revenue		% of Revenue
Cost of services	(48.6)%	$(130.3)	(45.3)%	$(129.6)	0.5%
Gross margin	51.4%	137.7	54.7%	156.5	(12.0)%
Administrative & general expenses	(36.1)%	(96.7)	(35.0)%	(100.0)	(3.3)%
Operating expenses	(84.7)%	$(227.0)	(80.3)%	$(229.6)	(1.1)%

Other income	$—		$(1.6)
Equity earnings / noncontrolling interest	0.7		0.3
Adjusted EBITDA	$40.3		$57.8		(30.3)%
Adjusted EBITDA margin		15.0%		20.2%
Adjusted EPS	$0.47		$0.71		(33.8)%
Consolidated revenue decreased year over year primarily due to lower volumes in both segments, the continued shift to more non-episodic patients in home health, and the partial resumption of sequestration. Lower volumes year over year resulted from capacity constraints resulting from increased usage of paid-days-off, referral challenges resulting from the impact of rebranding on electronic referral systems, and decreased admissions from acute care hospitals.
Adjusted EBITDA decreased year over year primarily due to lower revenue and higher cost of services related to labor, fleet, and mileage reimbursement.

SEGMENT RESULTS
Home health

	Q2		'22 vs. '21
($ in millions)	2022	2021
Net service revenue	$220.2	$232.3	(5.2)%
Cost of services	108.8	106.6	2.1%
Gross margin	50.6%	54.1%
Adjusted EBITDA	$53.0	$63.3	(16.3)%
% Adj. EBITDA margin	24.1%	27.2%
Operational metrics (Actual Amounts)
Starts of care
Episodic admissions	36,106	39,657	(9.0)%
Non-episodic admissions	13,293	10,941	21.5%
Total admissions	49,399	50,598	(2.4)%
Same-store total admissions growth			(5.3)%
Episodic recertifications	25,993	28,296	(8.1)%
Non-episodic recertifications	6,447	5,498	17.3%
Total recertifications	32,440	33,794	(4.0)%
Same-store total recertifications growth			(5.8)%
Total starts of care	81,839	84,392	(3.0)%
Completed episodes	62,691	67,839	(7.6)%
Revenue per episode	$2,972	$2,967	0.2%
Visits per episode	15.0	15.6	(3.8)%
Total visits	1,217,447	1,297,350	(6.2)%
Non-episodic visits	275,679	240,006	14.9%
Cost per visit	$88	$80	10.0%
The year-over-year decrease in revenue primarily was due to a decline in total admissions, the continued shift to more non-episodic patients and the partial resumption of sequestration. Total admissions decreased year over year primarily due to a reduction in episodic admissions offset by continued growth in non-episodic admissions. Factors contributing to the decrease in volumes included capacity constraints resulting from increased usage of paid-days-off, referral challenges resulting from the impact of rebranding on electronic referral systems, and decreased admissions from acute care hospitals. Revenue per episode was generally flat year over year as the increase in Medicare reimbursement rates was offset by the partial resumption of sequestration, the timing of completed episodes and patient mix under the Patient Driven Groupings Model.
Adjusted EBITDA decreased year over year primarily due to lower revenue and higher cost of services related to labor, fleet, and mileage reimbursement.

Hospice

	Q2		'22 vs. '21
($ in millions)	2022	2021
Net service revenue	$47.8	$53.8	(11.2)%
Cost of services	21.5	23.0	(6.5)%
Gross margin	55.0%	57.2%
Adjusted EBITDA	$10.7	$14.5	(26.2)%
% Adj. EBITDA margin	22.4%	27.0%
Operational metrics (Actual Amounts)
Total admissions	2,835	3,298	(14.0)%
Same-store total admissions growth			(22.1)%
Patient days	313,718	351,878	(10.8)%
Discharged average length of stay	109	115	(5.2)%
Average daily census	3,447	3,867	(10.9)%
Revenue per day	$152	$153	(0.7)%
Cost per day	$69	$65	6.2%
The year-over-year decrease in revenue primarily was due to the decrease in average daily census and the partial resumption of sequestration. Admissions decreased year over year primarily due to capacity constraints and staffing challenges leading to a decline in referrals. In addition, fewer patients began care relative to the discharge rate during the second quarter of 2022.
Adjusted EBITDA decreased year over year primarily due to lower revenue and higher cost of services related to labor, fleet, mileage reimbursement and our use of Medalogix Muse for patient care planning.
GUIDANCE
The Company has revised its full-year 2022 guidance to reflect the current challenging operating environment which has resulted in the return of volumes to be slower than expected.
The guidance assumes an approximate $12 million impact from the resumption of sequestration and $8 to $10 million of additional overhead costs in the back half of the year associated with the separation from Encompass Health.

Full-year 2022	Revised Guidance	Prior Guidance
Net Service Revenue	between $1,075 and $1,110 million	between $1,080 and $1,120 million
Adjusted EBITDA	between $155 and $170 million	between $165 and $185 million
Adjusted EPS	between $1.47 and $1.75	between $1.64 and $2.01
For additional considerations regarding the Company’s 2022 guidance ranges, see the supplemental information posted on the Company’s website at http://investors.ehab.com. See also the “Other Information” section below for an explanation of why the Company does not provide guidance for comparable GAAP measures for Adjusted EBITDA and adjusted earnings per share.
CONFERENCE CALL INFORMATION
The Company will host an investor conference call at 11 AM Eastern Time on Aug. 2, 2022 to discuss its results for the second quarter of 2022. To access the live call by phone, dial toll-free (888) 660-6150 or international (929) 203-0843; the conference ID is 5248158. A simultaneous webcast of the call may be accessed by visiting http://investors.ehab.com. Following the call, a replay will be available at the same location.

For reference during the call, the company will post certain supplemental information at http://investors.ehab.com.
ABOUT ENHABIT HOME HEALTH & HOSPICE
Enhabit Home Health & Hospice is a leading national home health and hospice provider working to expand what’s possible for patient care in the home. The Company’s team of clinicians supports patients and their families where they are most comfortable, with a nationwide footprint spanning 251 home health locations and 100 hospice locations across 34 states. Enhabit leverages advanced technology and compassionate teams to deliver extraordinary patient care. For more information, visit www.ehab.com.
OTHER INFORMATION
The information in this press release is summarized and should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 (the “June 2022 Form 10-Q”), when filed, as well as the Company’s Current Report on Form 8-K filed on August 1, 2022 (the “Q2 Earnings Release Form 8-K”), to which this press release is attached as Exhibit 99.1. In addition, the Company will post supplemental information today on its website at http://investors.ehab.com for reference during its August 2, 2022 earnings call.
The financial data contained in the press release and supplemental information includes non-GAAP financial measures as defined in Regulation G under the Securities Exchange Act of 1934, including Adjusted EBITDA, leverage ratios, adjusted earnings per share, and adjusted free cash flow. Schedules are attached that reconcile these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. The Q2 Earnings Release Form 8-K provides further explanation and disclosure regarding the Company’s use of non-GAAP financial measures and should be read in conjunction with this supplemental information.
Excluding net operating revenue, the Company does not provide guidance on a GAAP basis because it is unable to predict, with reasonable certainty, the future impact of items that are deemed to be outside the control of the Company or otherwise non-indicative of its ongoing operating performance. Such items include gains or losses related to hedging instruments; loss on early extinguishment of debt; adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims); items related to corporate and facility restructurings; and certain other items the Company believes to be non-indicative of its ongoing operations. These items cannot be reasonable predicted and will depend on several factors, including industry and market conditions, and could be material to the Company’s results computed in accordance with GAAP.
However, the following reasonably estimable GAAP measures for 2022 would be included in a reconciliation for Adjusted EBITDA if the other reconciling GAAP measures could be reasonably predicted:

•Interest expense and amortization of debt discounts and fees - estimate of $11.2 million to $15.2 million
•Amortization of debt-related items - approximately $1.3 million

The Q2 Earnings Form 8-K and, when filed, the June 2022 Form 10-Q can be found on the Company’s website at http://investors.ehab.com and the SEC’s website at www.sec.gov.

Enhabit, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(In Millions, Except Per Share Data)
Net service revenue	$268.0	$286.1	$542.3	$556.6
Cost of service (excluding depreciation and amortization)	130.3	129.6	260.0	254.2
Gross margin	137.7	156.5	282.3	302.4
General and administrative expenses	102.2	105.7	202.9	205.6
Depreciation and amortization	8.2	9.4	16.7	18.5
Operating income	27.3	41.4	62.7	78.3
Interest expense and amortization of debt discounts and fees	0.1	—	0.1	0.1
Equity in net income of nonconsolidated affiliates	—	(0.2)	—	(0.4)
Other income	—	(1.6)	—	(1.6)
Income before income taxes and noncontrolling interests	27.2	43.2	62.6	80.2
Income tax expense	6.4	10.4	15.1	19.1
Net income	20.8	32.8	47.5	61.1
Less: Net income attributable to noncontrolling interests	0.7	0.5	1.3	0.9
Net income attributable to Enhabit, Inc	$20.1	$32.3	$46.2	$60.2

Weighted average common shares outstanding:
Basic	49.6	49.6	49.6	49.6
Diluted	49.6	49.6	49.6	49.6

Earnings per common share:
Basic earnings per share attributable to Enhabit, Inc. common stockholders	$0.41	$0.65	$0.93	$1.21
Diluted earnings per share attributable to Enhabit, Inc. common stockholders	$0.41	$0.65	$0.93	$1.21

Enhabit, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30, 2022	December 31, 2021
	(In Millions)
Assets
Current assets:
Cash and cash equivalents	$50.2	$5.4
Restricted cash	3.5	2.6
Accounts receivable	154.6	164.5
Prepaid expenses and other current assets	9.2	6.3
Total current assets	217.5	178.8
Property and equipment, net	22.7	20.4
Operating lease right-of-use assets	43.3	48.4
Goodwill	1,217.7	1,189.0
Intangible assets, net	111.6	259.1
Other long-term assets	8.6	24.3
Total assets	$1,621.4	$1,720.0
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$23.6	$5.0
Current operating lease liabilities	14.3	14.9
Accounts payable	2.8	3.5
Accrued payroll	72.8	66.4
Refunds due patients and other third-party payors	10.8	9.4
Income tax payable	—	4.2
Accrued medical insurance	7.2	8.3
Other current liabilities	22.9	24.8
Total current liabilities	154.4	136.5
Long-term debt, net of current portion	550.3	3.5
Long-term operating lease liabilities	29.1	33.5
Deferred income tax liabilities	31.7	63.2
	765.5	236.7
Commitments and contingencies
Redeemable noncontrolling interests	5.2	5.0
Stockholders’ equity:
Enhabit, Inc stockholders’ equity:
Total Enhabit, Inc stockholders’ equity	822.3	1,470.0
Noncontrolling interests	28.4	8.3
Total stockholders’ equity	850.7	1,478.3
Total liabilities and stockholders’ equity	$1,621.4	$1,720.0

Enhabit, Inc. and Subsidiaries
Condensed Consolidated Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2022	2021
	(In Millions)
Cash flows from operating activities:
Net income	$47.5	$61.1
Adjustments to reconcile net income to net cash provided by operating activities—
Depreciation and amortization	16.7	18.5
Equity in net income of nonconsolidated affiliates	—	(0.4)
Distributions from nonconsolidated affiliates	—	0.2
Stock-based compensation	2.5	1.8
Deferred tax (benefit) expense	(1.4)	0.9
Other, net	(0.6)	(2.1)
Changes in assets and liabilities, net of acquisitions—
Accounts receivable	13.4	(28.0)
Prepaid expenses and other assets	(2.7)	(0.8)
Accounts payable	(0.8)	(1.0)
Accrued payroll	6.2	19.9
Other liabilities	(5.8)	23.5
Net cash provided by operating activities	75.0	93.6
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	—	(97.7)
Purchases of property and equipment	(4.5)	(2.1)
Additions to capitalized software costs	(0.5)	(1.0)
Other, net	1.5	2.5
Net cash used in investing activities	(3.5)	(98.3)
Cash flows from financing activities:
Principal borrowings on notes	400.0	—
Principal payments on debt	(0.4)	—
Borrowings on revolving credit fiacility	170.0	—
Principal payments under finance lease obligations	(2.6)	(3.7)
Debt issuance costs	(4.4)	—
Distributions paid to noncontrolling interests of consolidated affiliates	(0.7)	(1.3)
Contributions from Encompass	59.8	83.7
Distributions to Encompass	(654.9)	(74.3)
Contributions from noncontrolling interests of consolidated affiliates	7.4	—
Net cash (used in) provided by financing activities	(25.8)	4.4
Increase (decrease) in cash, cash equivalents, and restricted cash	45.7	(0.3)
Cash, cash equivalents, and restricted cash at beginning of year	8.0	40.0
Cash, cash equivalents, and restricted cash at end of year	$53.7	$39.7

Enhabit, Inc. and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	Q2		6 Months
	2022	2021	2022	2021
Earnings per share, as reported	$0.41	$0.65	$0.93	$1.21
Adjustments, net of tax:
Income tax adjustments	—	—	—	(0.01)
Transaction costs	0.06	0.06	0.09	0.07
Adjusted earnings per share*	$0.47	$0.71	$1.02	$1.28
*    Adjusted EPS may not sum due to rounding.

Enhabit, Inc. and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	Q2 QTD
	2022
		Adjustments
	As Reported	Transaction Costs	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$40.3	$—	$40.3
Depreciation and amortization	(8.2)	—	(8.2)
Interest expense and amortization of debt discounts and fees	(0.1)	—	(0.1)
Loss on disposal or impairment of assets	0.4	—	0.4
Stock-based compensation	(1.2)	—	(1.2)
Stock-based compensation included in overhead allocation	(0.6)	—	(0.6)
Transaction costs	(4.1)	4.1	—
Income before income tax expense	26.5	4.1	30.6
Provision for income tax expense	(6.4)	(1.0)	(7.4)
Net income attributable to Enhabit	$20.1	$3.1	$23.2
Diluted earnings per share**	$0.41	$0.06	$0.47
Diluted shares used in calculation	49.6
*    Reconciliation to GAAP provided on page 14
**    Adjusted EPS may not sum due to rounding.

Enhabit, Inc. and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	Q2 QTD
	2021
		Adjustments
	As Reported	Income Tax Adjustments	Transaction Costs	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$57.8	$—	$—	$57.8
Depreciation and amortization	(9.4)	—	—	(9.4)
Loss on disposal or impairment of assets	0.4	—	—	0.4
Stock-based compensation	(1.2)	—	—	(1.2)
Stock-based compensation included in overhead allocation	(0.9)	—	—	(0.9)
Transaction costs	(4.0)	—	4.0	—
Income before income tax expense	42.7	—	4.0	46.7
Provision for income tax expense	(10.4)	(0.1)	(1.0)	(11.5)
Net income attributable to Enhabit	$32.3	$(0.1)	$3.0	$35.2
Diluted earnings per share**	$0.65	$—	$0.06	$0.71
Diluted shares used in calculation	49.6
*    Reconciliation to GAAP provided on page 14
**    Adjusted EPS may not sum due to rounding.

Enhabit, Inc. and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	Q2 YTD
	2022
		Adjustments
	As Reported	Transaction Costs	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$87.3	$—	$87.3
Depreciation and amortization	(16.7)	—	(16.7)
Interest expense and amortization of debt discounts and fees	(0.1)	—	(0.1)
Loss on disposal or impairment of assets	0.5	—	0.5
Stock-based compensation	(2.5)	—	(2.5)
Stock-based compensation included in overhead allocation	(1.1)	—	(1.1)
Transaction costs	(6.1)	6.1	—
Income before income tax expense	61.3	6.1	67.4
Provision for income tax expense	(15.1)	(1.5)	(16.6)
Net income attributable to Enhabit	$46.2	$4.6	$50.8
Diluted earnings per share**	$0.93	$0.09	$1.02
Diluted shares used in calculation	49.6
*    Reconciliation to GAAP provided on page 14
**    Adjusted EPS may not sum due to rounding.

Enhabit, Inc. and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	Q2 YTD
	2021
		Adjustments
	As Reported	Income Tax Adjustments	Transaction Costs	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$105.0	$—	$—	$105.0
Depreciation and amortization	(18.5)	—	—	(18.5)
Interest expense and amortization of debt discounts and fees	(0.1)	—	—	(0.1)
Loss on disposal or impairment of assets	0.5	—	—	0.5
Stock-based compensation	(1.8)	—	—	(1.8)
Stock-based compensation included in overhead allocation	(1.1)	—	—	(1.1)
Transaction costs	(4.7)	—	4.7	—
Income before income tax expense	79.3	—	4.7	84.0
Provision for income tax expense	(19.1)	(0.3)	(1.2)	(20.6)
Net income attributable to Enhabit	$60.2	$(0.3)	$3.5	$63.4
Diluted earnings per share**	$1.21	$(0.01)	$0.07	$1.28
Diluted shares used in calculation	49.6
*    Reconciliation to GAAP provided on page 14
**    Adjusted EPS may not sum due to rounding.

Enhabit, Inc. and Subsidiaries
Supplemental Information
Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(In Millions)
Net Income	$20.8	$32.8	$47.5	$61.1
Income tax expense	6.4	10.4	15.1	19.1
Interest expense and amortization of debt discounts and fees	0.1	—	0.1	0.1
Depreciation and amortization	8.2	9.4	16.7	18.5
Loss on disposal or impairment of assets	(0.4)	(0.4)	(0.5)	(0.5)
Stock-based compensation	1.2	1.2	2.5	1.8
Stock-based compensation included in overhead allocation	0.6	0.9	1.1	1.1
Net income attributable to noncontrolling interests	(0.7)	(0.5)	(1.3)	(0.9)
Transaction costs	4.1	4.0	6.1	4.7
Adjusted EBITDA	$40.3	$57.8	$87.3	$105.0

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(In Millions)
Net cash provided by operating activities	$33.6	$73.2	$75.0	$93.6
Interest expense and amortization of debt discounts and fees	0.1	—	0.1	0.1
Equity in net income of nonconsolidated affiliates	—	0.2	—	0.4
Net income attributable to noncontrolling interests in continuing operations	(0.7)	(0.5)	(1.3)	(0.9)
Distributions from nonconsolidated affiliates	—	(0.1)	—	(0.2)
Current portion of income tax expense	7.6	10.1	16.5	18.2
Change in assets and liabilities	(5.0)	(31.6)	(10.3)	(13.6)
Transaction costs	4.1	4.0	6.1	4.7
Stock-based compensation included in overhead allocation	0.6	0.9	1.1	1.1
Other	—	1.6	0.1	1.6
Adjusted EBITDA	$40.3	$57.8	$87.3	$105.0

Enhabit, Inc. and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Q2		6 Months
($ in millions)	2022	2021	2022	2021
Net cash provided by operating activities	$33.6	$73.2	$75.0	$93.6
Capital expenditures for maintenance	(0.3)	(2.2)	(2.6)	(3.1)
Distributions paid to noncontrolling interests of consolidated affiliates	(0.2)	(1.0)	(0.7)	(1.3)

Items non-indicative of ongoing operating performance:
Stock-based compensation included in overhead allocation	0.6	0.9	1.1	1.1
Transaction costs and related assumed liabilities	3.7	3.1	5.2	3.1
Adjusted free cash flow	$37.4	$74.0	$78.0	$93.4

FORWARD-LOOKING STATEMENTS
Statements contained in this press release which are not historical facts, such as those relating to future events, projections, financial guidance, legislative or regulatory developments, strategy or growth opportunities, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All such estimates, projections, and forward-looking information speak only as of the date hereof, and Enhabit undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by Enhabit include, but are not limited to, our ability to execute on our strategic plans, regulatory and other developments impacting the markets for our services, changes in reimbursement rates, general economic conditions, our ability to attract and retain key management personnel and healthcare professionals, the impact of the ongoing COVID-19 pandemic, potential disruptions or breaches of our or our vendors’ information systems, the outcome of litigation, our ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures, our ability to control costs, particularly labor and employee benefit costs, and other factors which may be identified from time to time in Enhabit’s SEC filings and other public announcements, including Enhabit’s Form 10 Registration Statement filed on May 25, 2022, as amended on June 9, 2022 and June 14, 2022 and Form 10-Q for the quarter ended June 30, 2022, when filed.